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                                                                   EXHIBIT 11.3

                            ALLEGIANCE TELECOM, INC.

                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                        Three Months Ended June 30, 1998

                      (In thousands, except share amounts)

                                                    NUMBER OF SHARES     PERCENT OUTSTANDING    EQUIVALENT SHARES
                                                    ----------------     -------------------    -----------------
1997 Common Stock Offering                                       426              100.00%                    426
                                                                                                    ------------
                                                                                                             426

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                          426

NET LOSS APPLICABLE TO COMMON STOCK                                                                 $    (20,890)

NET LOSS PER SHARE, BASIC AND DILUTED                                                               $ (49,037.56)
                                                                                                    ============